Praxair, Inc. and Subsidiaries

EXHIBIT 10.05j

SECOND AMENDMENT TO THE
PRAXAIR, INC.
EQUALIZATION BENEFIT PLAN
(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 31, 2007)
Article III, Section 3 of the Praxair, Inc. Equalization Benefit Plan (As Amended and Restated Effective December 31, 2007) is hereby amended, effective as of February 28, 2017, to amend and restate the first paragraph thereof in its entirety as follows:

“In the event of a Change in Control, all EBP Benefits not yet paid under this Plan shall become immediately vested and shall be paid in a lump sum payment, calculated as otherwise described herein, as soon as administratively possible following the date of such Change in Control, but no later than 90 days after such date. Notwithstanding any provision of this Plan to the contrary, a Participant (including a Participant who has previously separated from service and is receiving payment of his or her EPB Benefit) who satisfies criteria established by the Committee or the Corporation’s Chief Human Resources Officer (the “CHRO”), as determined in the sole discretion of the Committee or the CHRO, may elect, at the time and in the manner designated by the Committee or the CHRO, to waive the right to receive payment of his or her unpaid EBP Benefit upon a Change in Control and such waiver shall be considered the deletion of such Participant’s Change in Control payment event as contemplated under Treasury Regulation Section 1.409A-2(b)(6). Any Participant who makes such election shall receive payment of his or her EBP Benefits at such time and in such manner as otherwise provided under the Plan. Any such election must be consistent with the election made by the Participant with respect to his or her benefits, if any, under the SRIP A and/or SRIP B, and shall be valid if, and only if, made at least one year prior to the effective date of any Change in Control. For this purpose, “Change in Control” shall mean the occurrence of any one of the following events with respect to the Corporation:”

PRAXAIR, INC.

By:_________________________________
Vice President,
Chief Human Resources Officer

Date:________________________________